EXHIBIT 23.1 - Consent of Independent Registered Accountant

BOBBY J. HUTTON
Certified Public Accountant
4824 Courtside Drive
Fort Worth, Texas 76113

March 15, 2012                                   817 263 8666

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTANT

We hereby consent to the use in this Registration Statement on Form 10 of our report(s) dated December 27, 2011 and February 28, 2012 relating to the financial statements of Signal Advance, Inc. for years ending December 31, 2010 and December 31, 2101, respectively, which appear in such Registration Statement.

We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ Bobby J. Hutton

Bobby J. Hutton,
Certified Public Accountant

Fort Worth, Texas

March XX, 2012